UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 27, 2005

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-27723 (Commission File Number)	77-0270079 (I.R.S. Employer Identification Number)
1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 10.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On July 27, 2005 the Board of Directors of SonicWALL, Inc. (the “Company”), approved an updated form of Indemnification Agreement (the “Agreement”) to be used by the Company with respect to its directors and certain officers. The Agreement was updated as part of the Company’s normal review of corporate governance matters. The Agreement provides a single standard form for directors and certain officers and replaces various forms of indemnification agreement in use by the Company since 1999.
          The Agreement provides that certain officers and directors of the Company would be entitled to (i) indemnification against all legal fees, judgments, fines and amounts paid in settlement and (ii) have expenses advanced by the Company, in each case, if the officer or director acted in good faith in a manner he or she reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of actions brought to enforce a right of the Company not pursued by the officers and/or directors (so-called “derivative actions”), the Agreement would provide indemnification and advancement of expenses if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its shareholders.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit
Number	Description
10.2*	SonicWALL indemnification agreement, dated July 27, 2005
*	This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC
Dated: August 2, 2005	By:	/s/ Robert D. Selvi
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description
10.2*	SonicWALL indemnification agreement, dated July 27, 2005
*	This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.